Accountants' Consent


The Board of Directors
Synovus Financial Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




Atlanta, Georgia
October 9, 2001

/s/KPMG Peat Marwick LLP
























































                                  Exhibit 23.1